UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 SE 14th Avenue Fort Lauderdale, FL 33316 (Address of principal executive offices) (zip code) 954-678-0697
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2019, FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”), issued a convertible promissory note (the “Note”) in the aggregate principal amount of $225,000 to an accredited investor (the “Holder”). The Note matures on October 26, 2020 (“Maturity Date”) and bears interest at a rate of 12% per annum, payable monthly. The entire then outstanding principal amount, and any accrued but unpaid interest, of the Note shall be automatically converted into shares of the Company’s common stock on the Maturity Date. Notwithstanding the foregoing, the Holder may convert the then outstanding principal and any accrued but unpaid interest beginning on the date the Company’s Common Stock is publicly traded and ending on the Maturity Date at a conversion price of $1.50 per share. The Company may prepay all or any portion of the Note at any time without penalty.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Note was made in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Convertible Promissory Note, dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC GLOBALSAT HOLDINGS, INC.

Dated: May 2, 2019	/s/ Emmanuel Cotrel
Emmanuel Cotrel
Chief Executive Officer

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